UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 8, 2002

                                -----------------

                             MB Software Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                      0-11808                  59-2219994
------------------------------        -----------            -------------------
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)


           2225 E. Randol Mill Road Suite 305, Arlington, Texas 76011
-------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 817-633-9400
                            -------------------------

Item 2. Acquisition or Disposition of Assets.

     On May 8, 2002, in accordance with the terms of the previously announced Restructure and Settlement Agreement dated as of November 5, 2001 (the
"Restructure and Settlement Agreement"), among the Corporation, Healthcare Innovations, LLC, Imagine Investments, Inc. ("Imagine") and XHI2, Inc. ("XHI2"), the Corporation completed the sale of its medical clinics business to XHI2. In exchange for the sale, Imagine and XHI2 surrendered to the Corporation, the Corporation's promissory notes in the aggregate principal amount of $2,200,000, including all interest due thereunder, and all shares of the Corporation's Series A Preferred Stock (340,000 shares in the aggregate) held by Imagine and XHI2. In addition to receiving the Corporation's medical clinics business, Imagine and XHI2 also received an aggregate of 4,500,000 shares of the Corporation's common stock. The Settlement and Restructure Agreement was approved at the Annual Meeting of Shareholders held on February 11, 2002 (the "Annual Meeting").

       With the consummation of the transactions under the Restructure and Settlement Agreement, the Corporation now intends to proceed with the merger
transaction that was also approved at the Annual Meeting to reincorporate in Texas and change the name of the Corporation to eAppliance Innovations, Inc.

Item 7. Financial Statements and Exhibits.

     (b)  Proforma financial information (unaudited)1

          (i)  Pro Forma Interim Consolidated Balance Sheet as of December, 2001

          (ii) Pro Forma Consolidated Statement of Operations for the year ended December 2001

     (c)  Exhibits.

     The following is a list of exhibits filed as part of this Current Report on Form 8-K:



     Exhibit No.:                 Description:

1. Pro form financial statements were included with the Information Statement for the Annual Meeting which described the sale transaction and are incorporated herein by this reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      MB SOFTWARE CORPORATION



Date: May 14, 2002                                    By:  /s/  Scott A,. Haire
                                                         -----------------------
                                                         Scott A. Haire
                                                         Chief Executive Officer